UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2004

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-14820

                      Georgia                                                                                       22-2408354
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

3130 Gateway Drive       P.O. Box 5625       Norcross, Georgia 30091-5625
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code, is (770) 441-2051

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Immucor, Inc. (the “Company”) issued a press release on November 2, 2004 announcing that its Italian subsidiary and the subsidiary’s former President and now President of Immucor, Inc., Dr. Gioacchino De Chirico, are the subject of a criminal investigation in Milan, Italy. The Audit Committee of the Company’s Board of Directors has commenced an internal investigation of this matter. Pending the completion of this investigation, Dr. De Chirico has relinquished his role of CEO of the Company effective November 1, 2004.

          Edward L. Gallup, age 65, will undertake the responsibilities of CEO on an interim basis. Mr. Gallup has been Chairman of the Board of Directors of the Company since its founding. Mr. Gallup also was the President of the Company from its founding until July 2003 and was the Chief Executive Officer from its founding until April 2004. Mr. Gallup has worked in the blood banking business for over 35 years. As previously disclosed in the Company’s proxy statement for its 2004 Annual Meeting of Shareholders, the Company entered into an employment agreement with Mr. Gallup on May 1, 2004. The agreement is for a two-year term, unless sooner terminated, and provides for a base salary of $334,750 annually.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits.

       EXHIBIT NO.          DESCRIPTION

       99.1                           Press Release dated November 2, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date:   November 5, 2004                                                                   By: /s/ Steven C. Ramsey
                                                                                                               Steven C. Ramsey
                                                                                                               Vice President - Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION

99.1                            Press Release dated November 2, 2004.